EXHIBIT 99.1

Varonis Announces Third Quarter 2017 Financial Results

Total revenues of $53.6 million, up 31% year-over-year
License revenues of $29.4 million, up 30% year-over-year

NEW YORK, Nov. 02, 2017 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a leading provider of software solutions that protect data from insider threats and cyberattacks, today announced results for the third quarter ended September 30, 2017.

Yaki Faitelson, Varonis CEO, said, "We delivered a strong third quarter with both license and total revenues increasing 30% or greater. With recent high-profile data breaches and increasing regulatory scrutiny, organizations are adopting a more data-centric approach in their security initiatives. Varonis technology analyzes data content, access controls and usage across on-premises and cloud systems to prioritize and reduce risk and to detect abnormal behaviors that indicate a potential data breach.”

Financial Highlights for the Third Quarter Ended September 30, 2017

Revenues:

  Total revenues were $53.6 million, up 31% compared with the third quarter of 2016.
  License revenues were $29.4 million, up 30% compared with the third quarter of 2016.
  Maintenance and services revenues were $24.2 million, up 32% compared with the year-ago period.

Operating Income (Loss):

  GAAP operating loss was ($3.3) million for the quarter, compared to ($3.9) million in the third quarter of 2016.
  Non-GAAP operating income was $1.8 million for the quarter, compared to a loss of ($0.4) million in the third quarter of 2016.

Net Income (Loss):

  GAAP net loss was ($3.3) million, compared to GAAP net loss of ($4.4) million in the third quarter of 2016.
  GAAP net loss per basic and diluted share was ($0.12) in the third quarter of 2017 compared to ($0.17) in the third quarter of 2016, based on 27.6 million and 26.5 million basic and diluted common shares outstanding, respectively.
  Non-GAAP net income was $1.7 million, compared to non-GAAP net loss of ($0.9) million in the third quarter of 2016.
  Non-GAAP net income per diluted share was $0.06 in the third quarter of 2017, compared to non-GAAP net loss per basic and diluted share of ($0.03) in the third quarter of 2016, based on 30.8 million diluted common shares outstanding and 26.5 million basic and diluted common shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2017 and 2016. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of September 30, 2017, the Company had $128.4 million in cash and cash equivalents and short-term investments compared with $113.8 million as of December 31, 2016.
  During the nine months ended September 30, 2017, the Company generated $10.8 million in cash from operations, compared with $4.5 million of cash provided by operations in the prior-year period.

Recent Business Highlights

  For the third quarter of 2017, total revenues in the United States increased 36% over the prior-year period to $34.1 million, total revenues from EMEA increased 31% over the prior-year period to $16.5 million, and total revenues from Rest of World were $3.0 million.
  Generated 51% of license and first year maintenance revenues from new customers and 49% from existing customers in the third quarter of 2017, compared to 54% and 46%, respectively, in the prior-year period.
  Added 215 new customers during the third quarter of 2017 compared with 224 in the prior-year period.
  As of September 30, 2017, 51% of customers had purchased two or more product families, up from 47% as of September 30, 2016.
  Announced the upcoming release of Varonis Edge. Varonis Edge analyzes telemetry, or metadata, from devices on the edges of network, such as DNS servers, web security and VPN gateways to spot malware, advanced persistent threats (APTs) and other cyberattacks. Varonis Edge puts these attacks in context with what’s happening in core data stores, to get a more complete picture of an attack – how threats get in, how they move around, what they are after, and how they try to sneak out without being detected.
  Cited in Forbes’s October article, “Top 10 Hot Data Security and Privacy Technologies,” which referenced Forrester's October 2017 report, "TechRadar: Data Security And Privacy, Q4 2017," Varonis was highlighted in two of the 10 hottest data security and privacy technologies: “data access governance” and “data discovery and flow mapping.”

Financial Outlook

For the fourth quarter of 2017, Varonis expects revenues in the range of $65.5 million to $67.0 million, representing 20% to 23% year-over-year growth. The Company anticipates fourth quarter 2017 non-GAAP operating income in the range of $9.3 million to $9.8 million and non-GAAP net income per diluted share in the range of $0.28 to $0.29, based on a tax provision of $500,000 to $700,000 and 31.0 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2017, Varonis now expects revenues in the range of $209.5 million to $211.0 million, representing 27% to 28% year-over-year growth. The Company now anticipates full year 2017 non-GAAP operating income of $5.0 million to $5.5 million and non-GAAP net income per diluted share in the range of $0.16 to $0.17, based on a tax provision of $2.1 million to $2.4 million and 30.7 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, November 2, 2017, at 5:00 p.m., Eastern Time, to discuss the Company's third quarter 2017 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13671904. A replay of this conference call will be available through November 9, 2017 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13671904.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2017 and 2016, non-GAAP operating income (loss) is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and nine months ended September 30, 2017 and 2016, non-GAAP net income (loss) is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a leading provider of software solutions that protect data from insider threats and cyberattacks. Through its innovative Data Security Platform, Varonis allows organizations to analyze, secure, manage, and migrate their volumes of unstructured data. Varonis specializes in file and email systems that store valuable spreadsheets, word processing documents, presentations, audio and video files, emails, and text. This rapidly growing data often contains an enterprise's financial information, product plans, strategic initiatives, intellectual property, and confidential employee, customer or patient records. IT and business personnel deploy Varonis software for a variety of use cases, including data security, governance and compliance, user behavior analytics, archiving, search, and file synchronization and sharing. With offices and partners worldwide, Varonis had approximately 5,950 customers as of September 30, 2017, spanning leading firms in financial services, healthcare, public, industrial, insurance, energy and utilities, media and entertainment, consumer and retail, technology and education sectors.

Investor Relations Contact:
Yun Kim
Varonis Systems, Inc.
646-640-2149
Email: kimy@varonis.com

Media Contacts:
Rachel Hunt
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
Email: damiano@merrittgrp.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	Unaudited		Unaudited
Revenues:
Licenses	$29,409	$22,591	$76,984	$58,177
Maintenance and services	24,192	18,346	67,171	51,870
Total revenues	53,601	40,937	144,155	110,047

Cost of revenues	5,436	4,116	14,986	11,333

Gross profit	48,165	36,821	129,169	98,714

Operating costs and expenses:
Research and development	11,903	9,290	33,810	27,033
Sales and marketing	32,802	26,410	96,173	77,607
General and administrative	6,711	5,051	18,806	14,379
Total operating expenses	51,416	40,751	148,789	119,019

Operating loss	(3,251)	(3,930)	(19,620)	(20,305)

Financial income (expenses), net	622	(187)	2,041	(146)

Loss before income taxes	(2,629)	(4,117)	(17,579)	(20,451)

Income taxes	(685)	(272)	(1,649)	(781)

Net loss	$(3,314)	$(4,389)	$(19,228)	$(21,232)

Net loss per share of common stock, basic and diluted	$(0.12)	$(0.17)	$(0.70)	$(0.81)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	27,595,461	26,492,313	27,292,216	26,294,936

Stock-based compensation expense for the three and nine months ended September 30, 2017 and 2016 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	Unaudited		Unaudited

Cost of revenues	$283	$186	$783	$504
Research and development	1,374	805	3,805	2,263
Sales and marketing	1,856	1,613	6,277	4,416
General and administrative	1,269	854	3,580	2,272
	$4,782	$3,458	$14,445	$9,455

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2017 and 2016 is included in the Consolidated
Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	Unaudited		Unaudited

Cost of revenues	$25	$2	$70	$24
Research and development	27	9	55	19
Sales and marketing	213	40	698	163
General and administrative	8	3	51	25
	$273	$54	$874	$231

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2017	2016
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$53,478	$48,315
Short-term investments	74,963	65,493
Trade receivables, net	44,680	53,861
Prepaid expenses and other current assets	5,500	3,650
Total current assets	178,621	171,319

Long-term assets:
Other assets	861	609
Property and equipment, net	11,512	9,910
Total long-term assets	12,373	10,519

Total assets	$190,994	$181,838

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$1,366	$1,288
Accrued expenses and other short term liabilities	32,166	28,479
Deferred revenues	58,383	58,478
Total current liabilities	91,915	88,245

Long-term liabilities:
Deferred revenues	5,047	3,562
Severance pay	1,705	1,664
Other liabilities	5,283	5,628
Total long-term liabilities	12,035	10,854

Stockholders' equity:
Common stock	28	27
Accumulated other comprehensive income (loss)	1,009	(479)
Additional paid-in capital	213,995	189,335
Accumulated deficit	(127,988)	(106,144)
Total stockholders' equity	87,044	82,739
Total liabilities and stockholders' equity	$190,994	$181,838

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2017	2016
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(19,228)	$(21,232)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,970	1,610
Stock-based compensation	14,445	9,455
Capital gain from disposal of fixed assets	(14)	(2)
Changes in assets and liabilities:
Trade receivables	9,181	17,311
Prepaid expenses and other current assets	(838)	(930)
Trade payables	78	(1,668)
Accrued expenses and other short term liabilities	4,167	(502)
Severance pay	41	28
Deferred revenues	1,390	402
Other long term liabilities	(346)	64
Net cash provided by operating activities	10,846	4,536

Cash flows from investing activities:
Increase in short-term investments	(9,473)	(13,250)
Increase in long-term deposits	(209)	(27)
Increase in restricted cash	(43)	(41)
Proceeds from sale of property and equipment	14	2
Purchase of property and equipment	(3,572)	(2,576)
Net cash used in investing activities	(13,283)	(15,892)

Cash flows from financing activities:
Proceeds from employee stock plans, net	7,600	3,803
Net cash provided by financing activities	7,600	3,803

Increase (decrease) in cash and cash equivalents	5,163	(7,553)
Cash and cash equivalents at beginning of period	48,315	49,241
Cash and cash equivalents at end of period	$53,478	$41,688

	-

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	Unaudited		Unaudited
Reconciliation to non-GAAP income (loss) from operations:

GAAP operating loss	$(3,251)	$(3,930)	$(19,620)	$(20,305)

Add back:
Stock-based compensation expense	4,782	3,458	14,445	9,455
Payroll tax expenses related to stock-based compensation	273	54	874	231

Non-GAAP operating income (loss)	$1,804	$(418)	$(4,301)	$(10,619)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(3,314)	$(4,389)	$(19,228)	$(21,232)

Add back:
Stock-based compensation expense	4,782	3,458	14,445	9,455
Payroll tax expenses related to stock-based compensation	273	54	874	231

Non-GAAP net income (loss)	$1,741	$(877)	$(3,909)	$(11,546)

Non-GAAP net income (loss) per common share - basic	$0.06	$(0.03)	$(0.14)	$(0.44)
Non-GAAP net income (loss) per common share - diluted	$0.06	$(0.03)	$(0.14)	$(0.44)
GAAP net loss per common share - basic and diluted	$(0.12)	$(0.17)	$(0.70)	$(0.81)

Non-GAAP weighted average number of common shares outstanding - basic	27,595,461	26,492,313	27,292,216	26,294,936
Non-GAAP weighted average number of common shares outstanding - diluted	30,812,151	26,492,313	27,292,216	26,294,936
GAAP weighted average number of common shares outstanding - basic and diluted	27,595,461	26,492,313	27,292,216	26,294,936